Exhibit 99.1
STATE OF NEW HAMPSHIRE
BUREAU OF SECURITIES REGULATION
DEPARTMENT OF STATE
25 CAPITOL STREET
CONCORD, NH 03301

CONSENT ORDER
IN THE MATTER OF:

Pennichuck Corporation
Maurice L. Arel

INV. 02-029

I.   For purposes of settling the above-referenced matter and in lieu of further administrative proceedings, Pennichuck Corporation and Maurice Arel have agreed upon the following settlement, which the Bureau of Securities Regulation, Department of State, State of New Hampshire (hereinafter referred to as "the Bureau") has determined to accept. Accordingly, Pennichuck Corporation and Maurice Arel hereby consent to the following, undertakings and sanctions:

STATEMENT OF FACTS

1.

Pennichuck Corporation, (hereinafter referred to as "Pennichuck"), is a publicly owned corporation organized under the laws of the State of New Hampshire whose shares are traded on the NASDAQ-NMS (National Association of Securities Dealers Automated Quotation-National Market System), and has its principal place of business and corporate offices at 25 Manchester Street, Merrimack, New Hampshire. Pennichuck and its subsidiary water companies are in the business of providing consumable water to the City of Nashua and its surrounding towns. Southwood Corporation, (hereinafter referred to as "Southwood"), is a wholly owned subsidiary of Pennichuck that was formed by Pennichuck under New Hampshire law for the purpose of developing approximately 1,088 acres of unimproved land in Nashua and Merrimack, New Hampshire. This acreage was owned by Pennichuck, and Pennichuck transferred the land to Southwood for the purpose of developing the land.

2.

Pennichuck and Southwood are controlled by their respective board of directors. Each board is comprised of many of the same members. Maurice L. Arel, (hereinafter referred to as "Arel"), was the Chief Executive Officer, President, and member of the board of directors of both Pennichuck and Southwood, from the period 1984 until 2003 when he was forced to terminate his employment with Pennichuck. The Chief Financial Officer of Pennichuck, Charles Staab, has also been the Chief Financial Officer for Southwood and a member of the board of directors of Pennichuck from 1986 to April 2004.

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3.

John P. Stabile, (hereinafter referred to as the "Developer"), is the sole owner and stockholder of several New Hampshire companies including the following entities: H.J. Stabile & Sons, Inc., Stabile Homes, Inc., Stabile Realty, Inc., and Stabile Construction Services, Inc., (hereinafter referred to as the "Stabile Companies"). From 1985 to the present, the Developer, and Southwood entered into ten real estate joint ventures (hereinafter referred to as the "Southwood Joint Ventures"), to build residential and commercial buildings on Southwood land utilizing the Stabile Companies to develop, build, market, and sell or lease the land and buildings. The Southwood Joint Ventures are: Roy Street Associates in 1985, Brinton's Landing in 1986, Monza Road in 1987, Bowers Pond, LLC in 1996, Heron Cove at Bowers Pond, LLC in 1998, Ayers Crossing, LLC in 1999, and in 1998 to 2000 HECOP I, LLC, HECOP II, LLC, HECOP III, LLC, and HECOP IV, LLC (HECOP stands for Heron Cove Office Park). The Southwood Joint Ventures were significant in that they generated millions of dollars in revenues for both the Developer and Pennichuck.

4.

In 1998, Arel and the Developer, entered into an agreement pursuant to which the Developer agreed to build a custom home for Arel for $339,564 on land owned by Bowers Pond, LLC. The public disclosure required to be made by Pennichuck concerning that transaction appeared as follows in its 1998 annual report to shareholders:

"During 1998, one of the residential joint venture partnerships sold land and a home to an executive officer of the company. The terms of that sale were the same as the terms which would be given to any independent third party purchaser."

Arel reviewed and approved this disclosure statement. This public disclosure statement was material, false, and misleading in a number of respects. The home purchase was not made on the same terms as would be given to any independent third-party purchaser. Arel's home purchase was highly preferential and was made on the following terms: First, the Developer built the custom home at cost minus a $10,000 discount. Second, Arel did not have to pay the standard home construction mark-up of approximately 10% over the construction and development cost. Third, Arel did not have to pay the standard real estate commission of approximately 6% of the sales price. Fourth, Arel did not pay a lot "premium" of approximately $12,000 for one of the largest lots in the subdivision. Fifth, Arel was allowed to sub-contract out for the site work directly with MGM Plus Grounds Maintenance, Inc., (hereinafter referred to as "MGM"), a business controlled by or under common control of his son Matthew Arel.

5.

Arel knowingly received a home purchase benefit not available to independent third party purchasers. Arel knowingly failed to disclose this information to Pennichuck's independent auditors, Arthur Anderson LLP, its CFO, Charles Staab or any member of the Pennichuck board. The 1998 annual report to shareholders contained this false statement, because Arel made false representations concerning his home purchase to Charles Staab who prepared this statement for the annual report filing.

6.	On or about December 2002 to February 2003, the Bureau in its official investigation into

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this matter and related matters, made inquiry with Pennichuck and Arel about the Arel home purchase. The Bureau requested copies of the written agreements, valuations, and disclosures concerning the Arel home purchase. In written responses filed with the Bureau through counsel, under Arel's supervision, Arel and Pennichuck initially repeated the assertion that the Arel home purchase was on terms available to any other independent third party purchaser, that it was valued similarly to other similar homes in the adjacent neighborhood, and that this transaction was adequately disclosed in the Pennichuck 1998 annual report to shareholders. Arel and Pennichuck filed this false and misleading information with the Bureau, and the information was not corrected until February 21, 2003.

7.

The Developer was Southwood's partner for all of the Southwood Joint Ventures. Pennichuck failed to disclose to investors its ongoing relationship with the Developer and instead referred to him as "a local developer," "local builder," and "major regional developer." The relationship is material and should have been disclosed so that Pennichuck shareholders and prospective investors would be made aware of this ongoing, repeated, and continuous business relationship with the same person.

8.

Arel was given authority by the Pennichuck board of directors to enter into joint ventures with the Developer on behalf of Southwood and his chief responsibility was the oversight of Pennichuck's real estate development. The Stabile Companies were paid by the Southwood Joint Ventures for the value of their various services, and the remaining profit from the sale or lease of the various developments was typically divided on a 50-50 basis between the Developer and Southwood. Each Southwood Joint Venture was approved by the Southwood board of directors without sufficient consideration to financial or managerial oversight. The Pennichuck and Southwood board of directors and its officers had an obligation and duty to carry out the operation of the Southwood Joint Ventures with proper oversight in order to make reasonable business decisions. The Pennichuck board of directors had a duty to implement controls, policies, and audit procedures to avoid the abuse of corporate assets and other improprieties. The Pennichuck board of directors failed to adequately do so. As a result of this failed oversight, Southwood land was sold as a one-half undivided interest to the Developer without formal appraisal of the land value. Southwood land was sold to Southwood Joint Ventures utilizing interest free loans to be paid for on a lot release basis, and that land was also not formally appraised. Real estate development opportunities were never put out to bid to competitors of the Developer. Other than two different development arrangements, one involving another developer in the late 1980s and consideration of potential alternative developers at one time in the early 1990s, real estate development alternatives were not proposed, considered, or investigated by Pennichuck.

9.

The Pennichuck board of directors did not exercise proper oversight over the financial reporting activities of the Southwood Joint Ventures and failed to insure that Southwood management kept adequate records including copies of financial records, contracts,

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correspondence or other material information. There was no designation of what type of reports would be provided or whether the records would be certified or audited by an independent third party. The Company and its officers relied solely on the reports provided by the Developer for their financial reporting to shareholders and the Securities and Exchange Commission ("SEC"). For example, in the Heron Cove at Bowers Pond, LLC joint venture, the LLC agreement stipulated that the Developer was to oversee the financial and business side of the LLC and make periodic reports to Southwood. Southwood and its officers failed to oversee the negotiations for construction work and relied on an employee of the Developer to negotiate on its behalf. The Developer received over two million dollars in profit personally through his profit-sharing arrangement with the joint venture, in addition to the profits made by the Stabile Companies on the site work, construction, management fees, and home sale commissions. The contract for the subdivision site work and construction of the homes was executed by a Stabile Company officer on behalf of the joint venture. That officer also had a financial interest in the joint venture. Not only did the officer negotiate the terms of the contract for both the interests of the joint venture and the Stabile Companies, the officer also executed the contract on behalf of both interests. The terms of the agreement provided $1.75 million dollars to Stabile Realty, Inc. for site work as well as for additional payment for the construction of each residential unit. The Stabile Companies received a 5% markup on the site work, a 9% markup on home construction, as well as a commission on the sale of the homes.

10.

Matthew Arel is the son of Maurice Arel. MGM was controlled by or under common control of Matthew Arel. Over the course of 1996-2002, MGM was awarded over eight hundred and thirty three thousand dollars worth of grounds maintenance contracts by the Southwood Joint Ventures, and over 1.2 million dollars worth of ground maintenance contracts from the Southwood Joint Ventures and the Stabile Companies combined. The transactions with the Southwood Joint Ventures should have been disclosed to investors as material transactions, and Arel and Pennichuck failed to do so. On or about December 2002 to February 2003, the Bureau in its official investigation into this matter and related matters, made inquiry with Pennichuck and Arel about this relationship. In written responses filed with the Bureau through counsel, under Arel's supervision, Arel and Pennichuck asserted that the relationship of the Southwood Joint Ventures and MGM was, "from time to time" and that Matthew Arel acted only as employee of MGM. In actuality, Matthew Arel was directing MGM and was responsible for obtaining all of the contracts with the Southwood Joint Ventures. MGM's business with the Southwood Joint Ventures was significant, continuous, and ongoing. In 1999 alone, MGM received over $258,000 in business from the Southwood Joint Ventures.

STATEMENT OF LAW

1.	Pennichuck, and Arel, are "persons" within the definition stated in RSA 421-B:2,XVI.

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2.	Pennichuck stock is a "security" within the definition stated in RSA 421-B:2,XX.

3.

Pursuant to RSA 421-B:3 it is unlawful for any person, in connection with the offer, sale, or purchase of any security, directly or indirectly to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading; or to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person. Pennichuck and Arel have violated this section by providing material, false, and misleading information in public disclosure documents. Pennichuck has violated this section by failing to disclose the identity of the developer, and all of the material terms of the ongoing, repeated, and continuous, joint venture transactions with the same person. Pennichuck and Arel have violated this section by failing to disclose the material transactions with MGM.

4.

Pursuant to RSA 421-B:19, it is unlawful for any person to make or cause to be made in any document filed under this chapter or in any proceeding under this chapter any statement which is, at the time and in the light of the circumstances under which it is made, false or misleading in any material respect or, in connection with such statement, to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading. Arel and Pennichuck recklessly violated this section.

5.

Pursuant to RSA 421-B:23,I, whenever it appears to the Secretary of State that any person has engaged or is about to engage in any act or practice constituting a violation of this chapter or any rule under this chapter, he shall have the power to issue and cause to be served upon such person an order requiring the person to cease and desist from violations of this chapter.

6.

Pursuant to RSA 421-B:26,III, any person who, either knowingly or negligently, violates any provisions of this chapter may, upon hearing, and in addition to any other penalty provided for by law, be subject to such suspension, revocation or denial of any registration or license, or an administrative fine not to exceed $2,500 or both. Each of the acts specified shall constitute a separate violation.

7.

Pursuant to RSA 421-B:26,III-a, every person who directly or indirectly controls a person liable under paragraph I, II, or III every partner, principal executive officer, or director of such person, every person occupying a similar status or performing a similar function, every employee of such person who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the acts or transactions constituting the violation, either knowingly or negligently, may, upon hearing, and in addition to any other penalty provided for by law, be subject to such suspension, revocation, or denial of any registration or license, including the forfeiture of any application fee, or an administrative fine not to exceed $2,500, or both. Each of the acts specified shall constitute a separate violation.

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II. In view of the foregoing, Pennichuck and Arel, without admitting or denying the Statement of Facts and findings contained herein, agrees to the following undertakings and sanctions:

1.

Pennichuck and Arel agree that that they have voluntarily consented to the entry of this Order and represent and aver that no employee or representative of the Bureau has made any promise outside of this Order, representation or threat to induce them to sign this Consent Order.

2.	Pennichuck and Arel agree to waive their right to an administrative hearing and any appeal therein under this chapter.

3.

Upon execution of this order, Respondents agree to pay an administrative fine in the amount of $50,000 (fifty thousand) dollars jointly and severally to the State of New Hampshire. Payment shall be made by 1) United States postal money order, certified check, bank cashier's check, or bank money order; 2) made payable to the State of New Hampshire; and 3) hand-delivered or mailed to the Bureau of Securities Regulation, Department of State, State House, Room 204, Concord, New Hampshire, 03301.

4.

Upon execution of this order, Respondents agree to pay the cost of the investigation by the Bureau into this matter in the amount of $60,000.00 (Sixty thousand) dollars jointly and severally. Payment shall be made by 1) United States postal money order, certified check, bank cashier's check, or bank money order; 2) made payable to the State of New Hampshire; and 3) hand-delivered or mailed to the Bureau of Securities Regulation, Department of State, State House, Room 204, Concord, New Hampshire, 03301.

5.

Pennichuck agrees to distribute a specially declared payment at the next quarterly dividend pay out date pro rata to the Pennichuck common stockholders of record as of March 31st, 2003 totaling $280,000 (two hundred and eighty thousand) dollars. The payment called for under this paragraph shall not be distributed with respect to any share of Pennichuck common stock as to which Arel or the directors of Pennichuck and Southwood serving on or prior to March 31st, 2003, has a pecuniary interest within the meaning of Section 16 of the Securities

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Exchange Act of 1934. This exception shall not apply to directors completing their service as directors of Pennichuck prior to January 1st, 1996. The terms of such payment shall be approved by the Bureau.

6.

Pennichuck and Arel agree that this Order is entered into for purpose of resolving only the matter as described herein. This Order shall have no collateral estoppel, res judicata or evidentiary effect in any other lawsuit, proceeding, or action, not described herein. Likewise, this Order shall not be construed to restrict the Bureau's right to initiate an administrative investigation or proceeding relative to conduct by Pennichuck and Arel which the Bureau has no knowledge at the time of the date of final entry of this Order.

7.

Pennichuck and Arel may not take any action or make or permit to be made any public statement, including in regulatory filings or otherwise, denying, directly or indirectly, any finding or allegation in this consent agreement or create the impression that the consent agreement or any statement contained therein is without factual basis or merit. If either Arel or Pennichuck breaches this agreement, the Bureau may petition the Bureau Director to vacate this consent agreement as to the Respondent in violation and restore this proceeding to its active docket. Nothing in this provision affects Pennichuck's and Arel's testimonial obligations or right to take legal or factual positions in defense of litigation in which the Bureau is not a party.

III. Based on the foregoing, the Bureau deems it appropriate and in the public interest to accept and enter into this Order. THEREFORE, IT IS HEREBY ORDERED THAT:

1.	Respondents refrain from further violations of the act.

2.	Respondents pay an administrative fine in the amount of $50,000 (fifty thousand) dollars jointly and severally.

3.	Respondents pay the cost of the investigation in the amount of $60,000 (sixty thousand) dollars jointly and severally.

4.

Pennichuck distribute a special payment to Pennichuck shareholders of record as of March 31st, 2003 in the amount of $280,000 (two hundred and eighty thousand) dollars in such manner as described above.

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5.	Respondents comply with the above-referenced undertakings and sanctions.

Executed this 1st day of October, 2004.

/s/ Donald L. Correll

on behalf of Pennichuck
(Please print name, title below:)

Donald L. Correll

President & CEO

Entered this 12 day of October, 2004.

/s/ Mark Connolly

Bureau of Securities Regulation
Mark Connolly, Director

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